Exhibit 10.2
WAIVER AND AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT
THIS WAIVER AND AMENDMENT NO. 3 TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is made as of this 15th day of November, 2019, by and among CELADON GROUP, INC., a Delaware corporation ("Celadon Group"), any additional borrower party hereto as designated on the signature pages hereto (each individually as a "Borrower", and collectively as "Borrowers"), the Lenders party hereto and MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as successor-by-assignment to MidCap Financial Trust, as Agent for Lenders (in such capacity, "Agent"), and individually, as a Lender.
RECITALS
A.          Agent and Lenders have previously entered into financing arrangements with Borrowers pursuant to that certain Credit and Security Agreement, dated as of July 31, 2019, by and among Agent, Lenders, Borrowers and the other Credit Parties from time to time party thereto (as amended, supplemented, restated or otherwise modified from time to time, including by this Amendment, the "Credit Agreement") and the other Financing Documents.
B.          Borrowers have requested that Agent and Lenders amend the Liquidity requirement set forth in Section 6.4 to lower the liquidity threshold to $5,000,000 from November 15, 2019 until February 29, 2020.
C.          (i) An Event of Default under Section 10.1(a)(iii) of the Credit Agreement has occurred and is continuing as a result of Borrowers' failure to maintain a Lease Adjusted Net Leverage Ratio of not greater than 12.00 to 1.00 for the Defined Period ended September 30, 2019 as required by Section 6.1 of the Credit Agreement, (ii) certain Event of Defaults under Section 10.1(a)(iii) of the Credit Agreement as a result of Borrowers' failure to timely deliver the financial statements and other required deliveries required under Section 4.1(a) of the Credit Agreement for the period ended September 30, 2019 and (iii) an Event of Default under Section 10.1(d)(i) of the Credit Agreement as a result of certain defaults that have occurred and are continuing under the Term Loan Credit Agreement (collectively, the Events of Default described in the foregoing subclauses (i) through (iii) of this paragraph (C) being hereinafter referred to as the "Existing Events of Default").
D.          Borrowers have further requested that Agent and Lenders agree to amend the Credit Agreement in the manner specified in this Amendment, and Agent and Lenders have agreed to the foregoing requests, in each case on and subject to the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, and Borrowers hereby agree as follows:
1.          Recitals.  This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.          Definitions.  All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Credit Agreement.
3.          Waiver. Subject to the satisfaction of the conditions set forth in Section 9 below, and in reliance on the representations and warranties contained in Section 5 below, Agent and Lenders hereby agree to waive the Existing Events of Default. This is a limited waiver and shall not be deemed to constitute a waiver of any other Event of Default or any other breach of the Credit Agreement or any of the other Financing Documents or any other requirements of any provision of the Credit Agreement or any other Financing Documents.
4.          Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 9 below, and in reliance on the representations and warranties contained in Section 5 below, the Credit Agreement is hereby amended and follows:
(a)          The definition of the term "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
"Applicable Margin" means with respect to Revolving Loans and all other Obligations three and one-half percent (3.50%); provided, however, that during the period commencing on November 15, 2019 through February 29, 2020, the Applicable Margin with respect to Revolving Loans and all other Obligations is five and one-half percent (5.50%).
(b)          The definition of the term "Defined Period" set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
"Defined Period" means for any given calendar month, the twelve (12) month period immediately preceding any such calendar month; except, for the purpose of measuring Lease Adjusted Leverage Ratio and Fixed Charge Coverage Ratio, Consolidated EBITDA, Consolidated EBITDAR, and Consolidated Fixed Charges will be measured as follows:  (a) for the quarter ending September 30, 2019, each of Consolidated EBITDA, Consolidated EBITDAR, and Consolidated Fixed Charges for such period multiplied by four (4); (b) for the 5-month period ending February 29, 2020, each of Consolidated EBITDA, Consolidated EBITDAR, and Consolidated Fixed Charges for such period multiplied by 12/5; (c) for the three quarters ending March 31, 2020, each of Consolidated EBITDA, Consolidated EBITDAR, and Consolidated Fixed Charges for such period multiplied by 4/3; and (d) for the four quarters ending June 30, 2020, and thereafter, each of Consolidated EBITDA, Consolidated EBITDAR, and Consolidated Fixed Charges for the four quarters then ending.
(c)          Section 1.1 of the Credit Agreement is hereby amended to add the definition of the term "Minimum Revolving Loan Availability Amount" in appropriate alphabetical order as follows:
"Required Revolving Loan Availability Amount" means $0; provided, that, on January 1, 2020 the Required Revolving Loan Availability Amount shall equal $150,000 and shall increase by an additional $150,000 on each Wednesday thereafter until such time as the Required Revolving Loan Availability Amount equals $1,500,000.

(d)          Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.1          Lease Adjusted Net Leverage Ratio.  Borrowers will maintain a Lease Adjusted Net Leverage Ratio for any Defined Period, as tested on quarterly, of not greater than the ratio set below for such Defined Period.
Defined Period Ending Date	Lease Adjusted Net Leverage Ratio
February 29, 2020	10.00 to 1.00
March 31, 2020	9.75 to 1.00
June 30, 2020	9.00 to 1.00
September 30, 2020	7.25 to 1.00
December 31, 2020	6.50 to 1.00
March 31 2021	6.25 to 1.00
June 30, 2021	6.00 to 1.00
September 30, 2021	5.50 to 1.00
December 31, 2021	5.00 to 1.00
March 31, 2022	4.75 to 1.00
June 30, 2022	4.50 to 1.00

(e)          Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:
6.3          Fixed Charge Coverage Ratio.  Borrowers and their Subsidiaries will not permit the Fixed Charge Coverage Ratio for any Defined Period, as tested quarterly, to be less than the ratio set below for such Defined Period:
Defined Period Ending Date	Fixed Charge Coverage Ratio
February 29, 2020	0.50 to 1.00
March 31, 2020	0.45 to 1.00
June 30, 2020	0.55 to 1.00
September 30, 2020	0.65 to 1.00
December 31, 2020	0.70 to 1.00
March 31, 2021 and the last day of each fiscal quarter thereafter	0.75 to 1.00

(f)          Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety, as follows:
6.4          Minimum Liquidity.  Borrower will not permit Liquidity at any time during any period described below to be less than the amount set forth opposite the applicable period in the table below:
Period	Liquidity
Closing Date through October 14, 2019	$10,000,000
October 15, 2019 through November 15, 2019	$8,000,000
November 15, 2019 through February 29, 2020	$5,000,000
March 1, 2020 through March 31, 2020	$12,500,000
Fiscal quarter ending June 30, 2020	$12,500,000
Fiscal Quarter ending September 30, 2020 and each fiscal quarter thereafter	$15,000,000

; provided, that notwithstanding the foregoing, Liquidity shall be composed of Revolving Loan Availability that is not less than the Required Revolving Loan Availability Amount and Qualified Cash.
5.          Representations and Warranties.  Each Borrower represents and warrants to Agent and Lenders that, before and after giving effect to this Amendment:
(a)          all representations and warranties of the Credit Parties contained in the Financing Documents were true and correct in all material respects when made (except to the extent that any such representation or warranty is by its terms subject to a materiality qualification, in which case such representation or warranty was true, correct and complete in all respects) and, except to the extent that such representations and warranties relate expressly to an earlier date, continue to be true and correct in all material respects on the date hereof (except to the extent that any such representation or warranty is by its terms subject to a materiality qualification, in which case such representation or warranty is true, correct and complete in all respects);
(b)          the execution and delivery by each Credit Party of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its corporate powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Credit Party is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Credit Party;

(c)          this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are and will be valid, binding, and enforceable against each Credit Party in accordance with their respective terms; and
(d)          after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the other Financing Documents.
6.          Reaffirmation of Security Interest.  Each Credit Party confirms and agrees that:  (i) all security interests and Liens granted by such Credit Party to Agent continue in full force and effect, and (ii) all Collateral remains free and clear of any Liens other than Liens in favor of Agent and Permitted Liens.  Nothing herein contained is intended to impair or limit the validity, priority and extent of Agent's security interest in and Liens upon the Collateral.
7.          Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Credit Party, and is enforceable against each Credit Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.
8.          Costs and Expenses. Borrowers shall be responsible, in accordance with Section 12.14(a)(i) of the Credit Agreement, for the payment of all of Agent's costs and expenses incurred in connection with this Amendment and any related documents, including, without limitation, the reasonable fees and expenses of Agent's counsel.  Borrowers hereby authorize Agent to pay all of such costs and expenses by charging same to any account of Borrowers maintained by Agent under the Credit Agreement.
9.          Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent, all in form and substance satisfactory to Agent:
(a)          Agent shall have received a fully executed copy of this Amendment executed by Borrowers, each other Credit Party and each Lender together with such other documents, agreements and instruments as Agent may reasonably require or reasonably request;
(b)          Agent shall have received a fully executed copy of a waiver and amendment to the Term Loan Credit Agreement pursuant to which Term Loan Agent and the Term Loan Lenders waive the existing defaults thereunder and agree to modifications of the covenants set forth in the Term Loan Credit Agreement in a manner consistent with the terms of this Amendment;
(c)          Borrowers shall have paid all fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Financing Documents; and
(d)          after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment and the other Financing Documents delivered in connection herewith.

10.          Updated Budget; Cash Flow Forecasts; Control Agreements.
(a)          On or before January 15, 2020, Borrowers shall deliver to Agent, budgets, sales projections, and operating plans, in form and substance satisfactory to Agent and prepared by the chief financial officer of Borrower Representative, on a month-by-month basis for the period commencing December 1, 2019 and ending on December 31, 2020, including a plan to obtain additional capital prior to February 29, 2020 (the "Updated Budget").
(b)          On Friday of each week during the period  commencing on November 22, 2019 and ending on February 29, 2020, Borrowers shall deliver an updated 13-week cash flow forecast in reasonable detail, prepared by the chief financial officer of Borrower Representative (together with an Excel file with the detail contained in such 13-week cash flow forecast), which forecast shall update the 13-week cash flow forecast from the prior week to add an additional week to the forecast and shall include a variance report reconciling the Borrowers' actual performance for the week ended the preceding Friday with the Borrowers' projected performance pursuant to the previously delivered 13-week cash flow forecast and the Updated Budget (if previously delivered to Agent), including an analysis of dollar and percentage variances, on a line item basis and on a cumulative basis for collections and disbursements and a written explanation and detail for any variance of 10% or more with respect to the aggregate collections and aggregate disbursements line items.  Such report shall also include information regarding cash on hand, including a breakdown of cash balances in each deposit account maintained by the Credit Parties.
(c)          Agent hereby extends to November 22, 2019, the date on which the Borrowers are required pursuant to Section 7.4 of the Credit Agreement) to deliver to Agent a duly executed Deposit Account Control Agreement with respect to each Deposit Account of a Credit Party (other than Excluded Accounts), including Deposit Accounts maintained at PNC Bank, National Association, Bank of Montreal and Bank of America, N.A. or if any of the Deposit Accounts maintained as of the Closing Date with PNC Bank, National Association, Bank of Montreal and/or Bank of America, N.A. are closed, Borrowers shall deliver to Agent evidence of such closure and duly executed Deposit Account Control Agreements with respect to each replacement Deposit Account of the Credit Parties, each of which shall be maintained at financial institutions acceptable to Agent (other than Excluded Accounts).
(d)          On or before November 22, 2019, Borrowers shall deliver to Agent a duly executed Deposit Account Control Agreement with respect to each Deposit Account of a Credit Party (other than Excluded Accounts) maintained at JPMorgan Chase Bank, N.A.
Notwithstanding the provisions set forth in Credit Agreement or the other Financing Documents to the contrary, the parties hereto agree that a breach of any requirement of this Section 10 shall constitute and immediate and automatic Event of Default under the Credit Agreement.
11.          No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

12.          Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Credit Party.  Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent's or any Lender's part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.
13.          Release.
(a)          Each Credit Party hereby acknowledges and agrees that the Obligations under the Credit Agreement and the other Financing Documents are payable pursuant to the Credit Agreement and the other Financing Documents as modified hereby without defense, offset, withholding, counterclaim, or deduction of any kind.
(b)          Effective on the date hereof, each Credit Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and each Lender and each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, managers, investors, attorneys, assigns, subsidiaries, affiliates, shareholders, trustees, agents and other professionals and all other persons and entities to whom Agent or any Lender would be liable if such persons or entities were found to be liable to such Credit Party (each a "Releasee" and collectively, the "Releasees"), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a "Claim" and collectively, the "Claims"), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Credit Party ever had from the beginning of the world to the date hereof, or now has, against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Financing Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Financing Document, or to the lender-borrower relationship evidenced by the Financing Documents, except for the duties and obligations set forth in any of the Financing Documents or in this Amendment.
AS TO EACH AND EVERY CLAIM RELEASED HEREUNDER, EACH CREDIT PARTY HEREBY REPRESENTS THAT IT HAS RECEIVED THE ADVICE OF LEGAL COUNSEL WITH REGARD TO THE RELEASES CONTAINED HEREIN, AND HAVING BEEN SO ADVISED, SPECIFICALLY WAIVES THE BENEFIT OF THE PROVISIONS OF SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."
As to each and every Claim released hereunder, each Credit Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.
(c)          Each Credit Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to the above release. If any Credit Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by such Releasee as a result of such violation.
14.          Miscellaneous.
(a)          Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.
(b)          Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.6 (Confidentiality), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
(c)          Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(d)          Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version of any executed signature page shall bind the parties hereto.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.
BORROWERS:	CELADON GROUP, INC., a Delaware corporation

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

CELADON E-COMMERCE, INC., a Delaware corporation

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

CELADON TRUCKING SERVICES, INC., a New Jersey corporation

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

CELADON REALTY, LLC, a Delaware limited liability company

	By:	/s/ Chase Welsh
	Name:	Chase Welsh
	Title:	Secretary

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

OSBORN TRANSPORTATION, INC., an Alabama corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

BEE LINE, INC., an Ohio corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

DISTRIBUTION, INC., an Oregon corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

QUALITY COMPANIES LLC, an Indiana limited liability company

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

QUALITY EQUIPMENT LEASING, LLC, a Delaware limited liability company

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

QUALITY INSURANCE, LLC, an Indiana limited liability company

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON LOGISTICS SERVICES, INC., a Delaware corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

EAGLE LOGISTICS SERVICES INC., an Indiana corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

VORBAS, LLC, an Ohio corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

CELADON CANADIAN HOLDINGS, LIMITED, an Ontario corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

HYNDMAN TRANSPORT LIMITED, an Ontario corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

TAYLOR EXPRESS, INC., a North Carolina corporation

By:	/s/ Chase Welsh
Name:	Chase Welsh
Title:	Secretary

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

AGENT:	MIDCAP FUNDING IV TRUST, as Agent

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

LENDER:	MIDCAP FUNDING IV TRUST, as a Lender

	By:	Apollo Capital Management, L.P., its investment manager

	By:	Apollo Capital Management GP, LLC, its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Signature Page to Waiver and Amendment No. 3 to Credit and Security Agreement

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